Naked Brand Group Inc. Announces $300,000 initial investment of $8.3 Million Purchase Agreement with Lincoln Park Capital Fund, LLC

VANCOUVER, British Columbia  September 16, 2013 – Naked Brand Group Inc. (OTCBB: NAKD) (“Naked” or the “Company”), a global lifestyle brand focused on enhancing the architecture of the body, announced today that it has entered into a common stock purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, whereby LPC has purchased $300,000 of our common stock and committed to invest, at the Company’s sole option, up to an additional $8 million of equity capital.

Upon signing the agreement, LPC invested $300,000 in Naked at a price of $0.50 per share as an initial purchase under the agreement.  In addition, during the 24-month term of the purchase agreement the Company, at its sole discretion, has the right to additionally sell to LPC up to an aggregate of $8 million of its common stock, in certain amounts and subject to certain conditions, which includes the effectiveness of a registration statement with the U.S. Securities and Exchange Commission (“SEC”) covering the sale of the shares that may be issued to LPC.  The Company controls the timing and amount of any future investment and LPC is obligated to make purchases, if and when the Company decides in accordance with the purchase agreement

There are no upper limits to the price LPC may pay to purchase Naked common stock and the purchase price of the shares related to any future investments will be based on the prevailing market prices of the Company’s shares immediately preceding the notice of sale to LPC.  LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.  In consideration for entering into the agreement, the Company has issued shares of common stock to LPC as a commitment fee.  The agreement may be terminated by the Company at any time, at its sole discretion, without any monetary cost.  The proceeds from this investment will be used for inventory purchases and other working capital requirements.

“The initial investment by Lincoln Park Capital as well as the access to additional capital increases our flexibility to increase our inventory levels to meet anticipated growth needs in Quarter 3 and Quarter 4.” said Joel Primus, President & CEO of Naked.

A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Naked Brand Group Inc.

Naked is a global lifestyle brand focused on enhancing the architecture of the body. Every collection features impeccably tailored light-weight garments that seamlessly forms to your body making you feel like you’re wearing nothing at all. Naked is sold in high-end boutiques and department stores throughout North America including Nordstrom, Holt Renfrew, Boys’co, and Freshpair.com. A donation from every purchase helps to support Project World Citizen, a non-profit driven to empower and educate the children of Ghana. Naked(R) has garnered tremendous media exposure having been featured on The View, ABC, FOX LA, (ET) Canada and on The Dragons’ Den.

About Lincoln Park Capital Fund, LLC

LPC is an institutional investor headquartered in Chicago, Illinois.   LPC’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.lpcfunds.com.

For more information, please contact:

Joel Primus, President & CEO
Toll Free: 1-877-592-4767
Email: joel@thenakedshop.com
www.thenakedshop.com

Forward Looking Statements: Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Naked to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Naked assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the SEC. There may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.  You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and, except as required by applicable laws, the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and the Company’s other disclosure documents filed from time-to-time with the SEC at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.